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                            EXHIBIT 23.01

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Exhibit 23.01

Consent of Independent Accountants



To the Stockholders of Swank, Inc.
Attleboro, Massachusetts:

We consent to the incorporation by reference in the Registration Statement relating to the Swank, Inc. 1987 Incentive Stock Option Plan (File No. 33-23913) on Form S-8, of our report dated February 13, 1998, on our audits of the consolidated financial statements and financial statement Swank, Inc. as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, which report is incorporated in this Annual Report on Form 10-K. We also consent to the inclusion in this Form 10-K of our report on the financial statement schedule.


                            						/s/ Coopers & Lybrand L.L.P.






Boston, Massachusetts
March 30, 1998